UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C., 20549

                                 Form 8-K/A

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) January 5, 2001



                        MEGA MICRO TECHNOLOGIES GROUP
       (Exact name of registrant as specified in charter)


     NEVADA                                       88-0287451
     (State of other jurisdiction of              (I.R.S. Employer
     incorporation or organization)               Identification Number)

     6455 South Industrial, Suite G
     Las Vegas, Nevada                            89118
     (Address of Principal Executive Office)      (Zip Code)

                               (702) 260-0900
              (Registrant's Executive Office Telephone Number)

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

     Not applicable.


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     Not applicable.


ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

     Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Registrant has appointed Weaver & Martin, Kansas City, Missouri, as Registrant's independent accountants for the fiscal year ending December 31, 2000. This is a change in accountants recommended by Registrant's Executive Management and approved by Registrant's Board of Directors. Weaver & Martin was engaged by Registrant on January 19, 2001. Braverman & Co. ("Braverman") was dismissed as Registrant's independent accountant on January 18, 2001.

     The audit reports issued by Braverman with respect to the Registrant's financial statements for 1998 and 1999 did not contain an adverse opinion or disclaimer of opinion, and were not qualified as to uncertainty, audit scope or accounting principles. During the last two fiscal years and the subsequent period from the date of the last audited financial statements to the date of termination on January 18, 2001, there were no disagreements between the Registrant and Braverman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Braverman, would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.

     The change in accountants does not result from any dissatisfaction with the quality of professional services rendered by Braverman as the independent accountants of Registrant.

     Services provided to Registrant by Braverman with respect to the fiscal year ended December 31, 1999 included the examination of registrant's consolidated financial statements. Weaver & Martin is expected to provide similar type services to Registrant in the 2000 fiscal year.

ITEM 5.   OTHER EVENTS

     Not applicable.

ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     Not applicable.

ITEM 7.   FINANCIAL STATEMENTS

     Not applicable.

ITEM 8.   CHANGE IN FISCAL YEAR

     Not applicable.

EXHIBITS
99*  Letter of Braverman & Co. re: change in certifying accountant.
______
*Filed herewith

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                               MEGA MICRO TECHNOLOGIES GROUP

                                                  By/s/ Robert Stander
                                                     Robert Stander


Date: April 9, 2000